UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2011

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Waters Park Drive, Suite 98 San Mateo, CA	94403

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

(Former name or former address, if changed since last report.)  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 9, 2011, China Armco Metals, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  The stockholders of the Company voted on three proposals at the Annual Meeting.  For more information on the following proposals, see the Company’s Proxy Statement dated June 7, 2011 (the “2011 Proxy Statement”) and filed with the United States Securities and Exchange Commission on Schedule 14A on June 9, 2011, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

1. Election of Directors. The first proposal was the re-election of five directors to serve as members of the Board of Directors until the 2012 Annual Meeting of Stockholders or until their successors are duly elected.  There were no broker non-votes as to this proposal.

Nominee	For	Against
Mr. Kexuan Yao	7,852,906	59,281
Mr. Weigang Zhao	6,423,199	1,488,988
Mr. Tao Pang	6,438,499	1,473,688
Mr. William Thomson	7,847,056	65,131
Mr. Jinping (K.P.) Chan	6,438,499	1,473,688

2.  Ratification of the Appointment of Independent Registered Public Accounting Firm.  The second proposal was the ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2011.  There were no broker non-votes as to this proposal.

For	Against	Abstain
6,019,453	1,866,674	26,060

3.  Approval of the Amended and Restated 2009 Stock Incentive Plan.  The final proposal was the approval of the Amended and Restated 2009 Stock Incentive Plan.  There were no broker non-votes as to this proposal.

For	Against	Abstain
5,782,045	2,119,342	10,800

Item 9.01(d).  Exhibits.

(d)           Exhibits.

99.1	Press Release – July 14, 2011, Results of Annual General Meeting.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: July 14, 2011	By:	/s/ Kexuan Yao
	Name:	Kexuan Yao
	Title:	CEO and Chairman of the Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release – July 14, 2011, Results of Annual General Meeting.

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